Exhibit 10.6

FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 5th day of November, 2009 by and between Silicon Valley Bank (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

RECITALS

A.                                    Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 11, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to (i) eliminate the availability of Non-Formula Advances and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 2.1.1 (Financing of Accounts).  Section 2.1.1(a) is amended in its entirety and replaced with the following:

“(a)                            Availability.  Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts.  Bank may, in its sole discretion in each instance, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”).  Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.  When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable.””

2.2                               Section 2.1.1 (Financing of Accounts).  Section 2.1.1(b) is amended in its entirety and replaced with the following:

“(b)                           Maximum Advances.  The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.”

2.3                               Section 2.1.1 (Financing of Accounts).  Section 2.1.1(c) is amended in its entirety and replaced with the following:

“(c)                            Borrowing Procedure.  Borrower will deliver an Invoice Transmittal for each Eligible Account it offers.  Bank may rely on information set forth in or provided with the Invoice Transmittal.”

2.4                               Section 2.2.1 (Collections).  Section 2.2.1 is amended in its entirety and replaced with the following:

“2.2.1              Collections.  Collections will be credited to the Financed Receivable Balance for such Financed Receivable, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses during the continuance of such Event of Default.  If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable, and, if there is no Event of Default which is continuing, the excess will be remitted to Borrower, subject to Section 2.2.7”

2.5                               Section 2.2.3 (Finance Charges).  Section 2.2.3 is amended in its entirety and replaced with the following:

“2.2.3              Finance Charges.  In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations two (2) Business Days after receipt of the Collections.  Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance.  The Finance Charge with respect to Financed Receivables is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.  During the continuance of an Event of Default, the Applicable Rate will increase an additional five percent (5.0%) per annum effective immediately upon the occurrence of such Event of Default. In the event that the aggregate amount of Finance Charges earned by Bank in any Reconciliation Period is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges earned by Bank in such Reconciliation Period.   Such additional Finance Charge shall be payable on the first day of the next Reconciliation Period.”

2.6                               Section 2.2.5 (Accounting).  Section 2.2.5 is amended in its entirety and replaced with the following

“2.2.5              Accounting.  After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, Collections, Adjustments, Finance Charges, Collateral Handling Fee and the Facility Fee.  If Borrower does not object to the accounting in writing within thirty (30) days it shall be considered accurate absent manifest error.  All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.”

2.7                               Section 2.3.1 (Repayment).  Section 2.3.1 is amended in its entirety and replaced with the following

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“2.3.1              Repayment.  Borrower will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which there is a breach of any warranty or representation set forth in Section 5.3, or a breach of any covenant in this Agreement or (e) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.”

2.8                               Section 2.3.2 (Repayment on Event of Default).  Section 2.3.2 is amended in its entirety and replaced with the following

“2.3.2                  Repayment on Event of Default.  So long as there is an Event of Default, Borrower will, if Bank demands (or, upon the occurrence of an Event of Default under Section 8.5, immediately without notice or demand from Bank) repay all of the Advances.  The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, Collateral Handling Fee, attorneys’ and professional fees, court costs and expenses, and any other Obligations.”

2.9                               Section 3.2 (Conditions Precedent to all Advances).  Section 3.2(b) is amended in its entirety and replaced with the following

“(b)                           Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1 (d); and”

2.10                        Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Advance” is defined in Section 2.1.1 and includes any Advances made with respect to Financed Receivables.

“Applicable Rate” is a per annum rate equal to the greater of (a) six and one quarter percent (6.25%) or (b) the Prime Rate plus three percent (3.00%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained a Quick Ratio of at least 0.50 to 1.0 at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the greater of (a) six and one quarter percent (6.25%) or (b) the Prime Rate plus two and one half percent (2.50%).

“Maturity Date” is February 5, 2010.

“Quick Ratio” is the ratio of (i) Quick Assets to (ii) Current Liabilities.

2.11                        Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are hereby deleted in their entirety: “Non-Formula Advances”, “Non-Formula Amount”, “Supporting Letter of Credit” and “Supporting Letter of Credit Applicants”.

2.12                        Exhibit B to the Agreement is hereby replaced with Exhibit B attached hereto.

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3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		XPLORE TECHNOLOGIES CORPORATION OF AMERICA

By:	/s/ Krista Hall	By:	/s/ Michael J. Rapisand
Name:	Krista Hall	Name:	Michael J. Rapisand
Title:	Relationship Manager	Title:	Chief Financial Officer

EXHIBIT B

SPECIALTY FINANCE DIVISION

Compliance Certificate

I, an authorized officer of XPLORE TECHNOLOGIES CORPORATION OF AMERICA (“Borrower”) certify under the Amended and Restated Loan and Security Agreement (the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower,  is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

All representations and warranties in the Agreement are true and correct in all material respects on this date, and the Borrower represents that there is no existing Event of Default.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes No
A/R and A/P Agings	Monthly within 20 days	Yes No
Deferred Revenue Report (if applicable)	Monthly within 20 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved financial projections	Prior to FYE	Yes No

Quick Ratio Calculation

A. Quick Assets	$
B Current Liabilities	$
Quick Ratio (A divided by B)		to 1.0

Performance Pricing

Applies

Quick Ratio > 0.50 to 1.0	Greater of 6.25% or (b) Prime plus 2.50%	Yes No
Quick Ratio < 0.50 to 1.0	Greater of 6.25% or (b) Prime plus 3.00%	Yes No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

XPLORE TECHNOLOGIES CORPORATION OF AMERICA	AGENT USE ONLY

Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No